FORM OF

[    ] Shares

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC.

SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

[August    ], 2021

[August     ], 2021

Morgan Stanley & Co. LLC

[Others]

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

[Others]

Ladies and Gentlemen:

Pioneer Municipal High Income Opportunities Fund, Inc., a corporation organized under the laws of the State of Maryland (the “Fund”), is a newly organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Fund proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [    ] of its shares of common stock, par value $0.001 per share (the “Firm Shares”). The Fund also proposes to issue and sell to the several Underwriters not more than an additional [    ] of its shares of common stock, par value $0.001 per share (the “Additional Shares”) if and to the extent that you, as managers of the offering (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares in such amounts as permitted pursuant to Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share, of the Fund to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

Amundi Asset Management US, Inc. (the “Manager”) acts as the Fund’s investment adviser pursuant to an investment advisory agreement between the Manager and the Fund (the “Investment Advisory Agreement”).

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a notification on Form N-8A (the “Notification”) of registration of the Fund as an investment company under the Investment Company Act and a registration statement on Form N-2, including a prospectus and a statement of additional information incorporated by reference in the prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of

1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares and filed with the Commission in accordance with Rule 424 of the Securities Act, including the statement of additional information incorporated by reference therein, is hereinafter referred to as the “Prospectus”; any prospectus delivered to any person by the Fund, the Manager or at the direction of the Fund or the Manager by any agent or affiliate within the meaning of Rule 405 under the Securities Act (an “affiliate”) thereof before such Registration Statement became effective, and any prospectus that omitted the information included in any Prospectus that was omitted from such Registration Statement at the time it became effective pursuant to paragraph (b) of Rule 430A that was used after such effectiveness and prior to the execution and delivery of this Agreement, including the statement of additional information incorporated by reference therein, is herein referred to as a “preliminary prospectus.” If the Fund has filed an abbreviated registration statement to register additional Common Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Investment Company Act and the Securities Act are hereinafter referred to collectively as the “Acts,” the Investment Advisers Act of 1940, as amended, is hereinafter referred to as the “Advisers Act” and the rules and regulations of the Commission under the Acts, the Advisers Act and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereinafter referred to collectively as the “Rules and Regulations.”

For purposes of this Agreement, “Omitting Prospectus” means any advertisement used in the public offering of the Shares pursuant to Rule 482 of the Rules and Regulations (“Rule 482”) and identified on Schedule II hereto and “Time of Sale Prospectus” means the preliminary prospectus, dated July [     ], 2021, including the statement of additional information incorporated by reference therein, and each Omitting Prospectus identified on Schedule II hereto as a Retail Omitting Prospectus. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein, including the statement of additional information.

1. Representations and Warranties of the Fund and the Manager. The Fund and the Manager, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) The Fund meets the requirements for the use of Form N-2 under the Acts. The Registration Statement has become effective under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.

(b) (i) The Registration Statement, when it became effective under the Securities Act, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Acts and the applicable Rules and Regulations thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers did not, and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Fund or the Manager in writing by such Underwriter through Morgan Stanley & Co. LLC expressly for use therein.

(c) The Fund has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (i) could reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Fund’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, operations or properties of the Fund, whether or not arising from transactions in the ordinary course of business ((i) and (ii), individually or collectively, a “Fund Material Adverse Effect”). The Fund has no subsidiaries.

(d) The Fund is registered with the Commission as a diversified, closed-end management investment company under the Investment Company Act and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission. No person is serving or acting as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Investment Company Act and the Advisers Act. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no director of the Fund is an “interested person” of the Fund or an “affiliated person” of any Underwriter (each as defined in the Investment Company Act).

(e) Each of this Agreement, the Investment Advisory Agreement, the Administration Agreement between the Manager and the Fund (the “Administration Agreement”), the [Custodian Agreement] between [     ] (the “Custodian”) and the Fund (the “Custodian Agreement”) and the [Transfer Agency and Service Agreement] between [     ] (the “Transfer Agent”) and the Fund (the “Transfer Agency Agreement”)1 (this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Custodian Agreement and the Transfer Agency Agreement being referred to herein collectively as the “Fundamental Agreements”) has been duly authorized, executed and delivered by the Fund. The Fund has adopted the Automatic Dividend Reinvestment Plan (the “Plan”). Each Fundamental Agreement, other than this Agreement, and the Paln is a valid and binding agreement of the Fund, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(f) None of (A) the execution and delivery by the Fund of, and the performance by the Fund of its obligations under, each Fundamental Agreement or the adoption by the Fund of the Plan, or (B) the issue and sale by the Fund of the Shares as contemplated by this Agreement contravenes or will contravene (i) any provision of law applicable to the Fund, (ii) the certificate of incorporation (the “Certificate”), and by-laws, as amended (the “by-laws”), of the Fund, (iii) any agreement to which the Fund is a party, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Fund, whether foreign or domestic. No consent, approval, authorization, order or permit of, or

[1]	NTD – Confirm list of service agreements.

qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Fund of its obligations under the Fundamental Agreements or the Plan, except such as have been obtained as required by the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares.

(g) The authorized shares of common stock of the Fund conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The provisions of the Certificate and by-laws of the Fund, the Fundamental Agreements and the Plan conform in all material respects to the descriptions thereof, if any, contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The Certificate and by-laws of the Fund, the Fundamental Agreements and the Plan comply with all applicable provisions of the Acts, the Advisers Act and the Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Fund’s shareholders and Board of Directors have been obtained and are in full force and effect.

(i) The Fundamental Agreements and the Plan are in full force and effect and neither the Fund, nor any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default thereunder. The Fund is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected.

(j) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(k) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(l) The Shares and any Common Shares outstanding prior to the issuance of the Shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance. The Fund’s registration statement on Form 8-A under the Exchange Act is effective.

(m) Each Omitting Prospectus (i) complies with the requirements of Rule 482, (ii) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in the light of the circumstances under which it was made, not misleading, (iii) complies in all material respects with the Acts, the Rules and Regulations and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (iv) if required to be filed with FINRA, has been duly filed with FINRA and FINRA has issued no objections with respect thereto. Except for the Omitting Prospectuses identified on Schedule II hereto, none of the Fund or the Manager or any affiliate thereof has prepared, used or referred to and will not, without Morgan Stanley & Co. LLC’s prior written consent, prepare, use or refer to any prospectus or advertisements relating to the Fund (pursuant to Rule 482 or otherwise).

(n) The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement, the Time of Sale Prospectus and the Prospectus in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and the Fund is eligible and intends to qualify as a regulated investment company under Subchapter M of the Code.

(o) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects, properties or operations of the Fund from those set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Fund which are material to the Fund other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(p) There are no legal or governmental proceedings pending or threatened to which the Fund is a party or to which any of the properties of the Fund is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a Fund Material Adverse Effect, or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Acts and the applicable Rules and Regulations.

(q) The Fund has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not, singly or in the aggregate, have a Fund Material Adverse Effect.

(r) The preliminary prospectus dated July [ ], 2021 and each subsequent preliminary prospectus (including the statements of additional information incorporated by reference therein) filed as part of the Registration Statement, or otherwise filed with the Commission, prior to the time of the filing of the Prospectus pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with the Acts and the applicable Rules and Regulations. The preliminary prospectus dated July [ ], 2021 is the only prospectus that has been delivered to any potential investor in the Fund by the Fund, the Manager or any agent or affiliate thereof before the Registration Statement became effective.

(s) The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the financial position of the Fund as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Fund and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, if any, are based on or derived from sources which the Fund and the Manager reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(t) Ernst & Young LLP (“E&Y”), who have certified certain financial statements of the Fund and delivered its report with respect to the audited financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Fund within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(u) There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than as described therein.

(v) There are no contracts, agreements or understandings between the Fund and any person granting such person the right to require the Fund to file a registration statement under the Securities Act with respect to any securities of the Fund or to require the Fund to include such securities with the Shares registered pursuant to the Registration Statement.

(w) The expense summary information set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Summary of Fund Expenses” has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and attainable.

(x) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Fund has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Fund has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than, in the event this representation and warranty is made after the Closing Date, ordinary and customary dividends declared and payable after the Closing Date); and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Fund.

(y) (i) The Fund owns or has a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of tits business; (ii) the Intellectual Property Rights owned by the Fund and, to the Fund’s knowledge, the Intellectual Property Rights licensed to the Fund, are valid, subsisting and enforceable, and there is no pending or, to the Fund’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) the Fund has not received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Fund Material Adverse Effect; (iv) to the Fund’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Fund; (v) the Fund does not infringe, misappropriate or otherwise violate, nor has not infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Fund have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Fund, and to the Fund’s knowledge no such agreement has been breached or violated; and (vii) the Fund use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(z) (i) The Fund uses and has used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) the Fund does not use or distribute nor has used or distributed any Open Source Software in any manner that requires or has required (A) the Fund to permit reverse engineering of any software code or other technology owned by the Fund or (B) any software code or other technology owned by the Fund to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(aa) (i) The Fund has complied and is presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Fund of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Fund has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

(bb) The Fund has taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Fund’s businesses. Without limiting the foregoing, the Fund has used reasonable efforts to establish and maintain, and has established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Fund’s business (“Breach”). There has been no such Breach, and the Fund has not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(cc) The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions in Fund assets are executed in accordance with management’s general or specific authorizations; (ii) transactions in Fund assets are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to Fund assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Fund assets is compared with the existing Fund assets at reasonable intervals and action deemed to be appropriate by the Fund is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the date of the Fund’s most recent audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been (1) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (2) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting. The Fund maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act) and such disclosure controls and procedures are effective as required by the Investment Company Act and the applicable Rules and Regulations.

(dd) Neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention is of a character required to be disclosed in the Time of Sale Prospectus, the Prospectus or the Registration Statement.

(ee) The Transfer Agent is duly enrolled as a participant in the Fast Automated Transfer Program (FAST) of The Depository Trust Company (“DTC”).

(ff) The Fund does not own any real property and the Fund does not hold under lease any real property or buildings.

(gg) None of the Fund or its affiliates, or any director, officer, or employee thereof, or, to the Fund’s or the Manager’s knowledge, any agent or representative of the Fund or of any of its affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Fund and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Fund will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(hh) The operations of the Fund are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Fund conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Fund Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Fund Anti-Money Laundering Laws is pending or, to the best knowledge of the Fund or the Manager, threatened.

(ii) (i) None of the Fund or any of its directors, officers or employees, or, to the Fund’s or the Manager’s knowledge, any agent, affiliate or representative of the Fund is an individual or entity (“Fund Person”) that is, or is owned or controlled by one or more Fund Persons that are: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Fund will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Fund Person: (A) to fund or facilitate any activities or business of or with any Fund Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Fund Person (including any Fund Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) Since the date of its organization, the Fund has not knowingly engaged in, is not now knowingly engaged in and will not engage in, any dealings or transactions with any Fund Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ii) The Fund (i) has not alone engaged in any Testing-the-Waters Communication with any person and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Fund has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

2. Representations and Warranties of the Manager. The Manager represents and warrants to and agrees with each of the Underwriters that:

(a) The Manager has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has the power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing (i) could reasonably be expected, singly or in the aggregate, to have a material adverse effect on the Manager’s performance of this Agreement or the consummation of any of the transactions herein contemplated or (ii) could reasonably be expected, singly or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business, operations or properties of the Manager, whether or not arising from transactions in the ordinary course of business ((i) and (ii), individually or collectively, a “Manager Material Adverse Effect”).

(b) The Manager is duly registered as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Advisory Agreement as an investment adviser to the Fund as contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

(c) Each of this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Structuring and Syndication Fee Agreement between the Manager and Morgan Stanley & Co. LLC (the “Morgan Stanley Fee Agreement”), the Structuring Fee Agreement between the Manager and [     ] (the “[     ] Fee Agreement”), the Structuring Fee Agreement between the Manager and [    ] (the “[     ] Fee Agreement”) and the Structuring Fee Agreement between the Manager and [     ] (the “[     ] Fee Agreement” and together with the Morgan Stanley Fee Agreement, the [    ] Fee Agreement and the [     ] Fee Agreement, the “Fee Agreements”) (this Agreement, the Investment Advisory Agreement, the Administration Agreement and the Fee Agreements are referred to herein, collectively, as the “Manager Agreements”) has been duly authorized, executed and delivered by the Manager. Each of the Manager Agreements other than this Agreement, assuming the due authorization, execution and delivery by the other parties thereto, is a valid and binding agreement of the Manager, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability. Each of this Agreement, the Investment Advisory Agreement and the Administration Agreement comply with all provisions of the Acts, the Advisers Act and the Rules and Regulations thereunder applicable to the Manager. The provisions of the Investment Advisory Agreement and the Administration Agreement conform in all material respects to the descriptions thereof, if any, contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(d) The execution and delivery by the Manager of, and the performance by the Manager of its obligations under, the Manager Agreements will not contravene (i) any provision of law applicable to the Manager, (ii) the certificate of incorporation or by-laws of the Manager, (iii) any agreement to which the Manager is a party, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Manager, whether foreign or domestic. No consent, approval, authorization, order or permit of, or qualification with, any governmental body or agency, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required for the performance by the Manager of its obligations under the Manager Agreements, except such as have been obtained as required by the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, or by the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares.

(e) There are no legal or governmental proceedings pending or threatened to which the Manager is a party or to which any of the properties of the Manager is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a Manager Material Adverse Effect or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents applicable to the Manager that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Acts and the applicable Rules and Regulations.

(f) The Manager has all necessary consents, authorizations, approvals, orders (including exemptive orders), certificates and permits of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not, singly in the aggregate, have a Manager Material Adverse Effect or a Fund Material Adverse Effect.

(g) The Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and by the Manager Agreements.

(h) Each of the Investment Advisory Agreement and Administration Agreement is in full force and effect and neither the Fund nor the Manager is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such document.

(i) All information furnished by the Manager (including, without limitation, the description of the Manager) for use in (i) the Registration Statement does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such information not misleading, and (ii) the Time of Sale Prospectus and the Prospectus does not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information, in the light of the circumstances under which such statements were made, not misleading.

(j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects, properties or operations of the Manager from that set forth in the Time of Sale Prospectus, and there have been no transactions entered into by the Manager which are material to the Manager other than those in the ordinary course of its business or as described in the Time of Sale Prospectus.

(k) (i) None of the Manager or its affiliates, or any director, officer, or employee thereof, or, to the Manager’s knowledge, any agent or representative of the Manager or of any of its affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Manager and its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Manager will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(l) The operations of the Manager are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Manager conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency rules and regulations thereunder (collectively, the “Manager Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager with respect to the Manager Anti-Money Laundering Laws is pending or, to the best knowledge of the Manager, threatened.

(m) (i) None of the Manager or any of its directors, officers or employees, or, to the Manager’s knowledge, any agent, affiliate or representative of the Manager is an individual or entity (“Manager Person”) that is, or is owned or controlled by one or more Manager Persons that are: (A) the subject of any Sanctions or (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Manager will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Manager Person: (A) to fund or facilitate any activities or business of or with any Manager Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Manager Person (including any Manager Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Manager has not knowingly engaged in, is not now knowingly engaged in and will not engage in, any dealings or transactions with any Manager Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

3. Agreements to Sell and Purchase. The Fund hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Fund the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[20.00] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Fund agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [    ] Additional Shares at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Fund and payable on the Firm Shares but not payable on the Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice substantially in the form attached hereto as Appendix A not later than 45 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

The Fund hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; provided that nothing in this agreement shall prevent the Fund from issuing Common Shares pursuant to the Plan.

4. Terms of Public Offering. The Fund and the Manager are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Fund and the Manager are further advised by you that the Shares are to be offered to the public initially at $[20.00] a share (the “Public Offering Price”), and to certain dealers selected by you at a price that represents a concession not in excess of $0.[    ] a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on August [     ], 2021, or at such other time on the same or such other date, not later than 10 business days after such date, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Fund in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 A.M. (New York City time), on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than October [    ], 2021, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters’ Obligations. The respective obligations of the Fund and the Manager and the several obligations of the Underwriters hereunder are subject to the condition that the Registration Statement shall have become effective not later than 5:30 P.M. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), (1) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; (2) in the case of the Fund, there shall not have occurred (A) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6, or (B) any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, prospects, properties or operations of the Fund, whether or not arising from transactions in the ordinary course of business of the Fund, from that set forth in the Time of Sale Prospectus; and (3) in the case of the Manager, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, prospects, properties, operations, management or personnel of the Manager, whether or not arising from transactions in the ordinary course of business of the Manager, from that set forth in the Time of Sale Prospectus, the effect of which in any case referred to in clause (2) or (3) above is, in the sole judgment of the Representatives, material and adverse and that makes it, in the Representatives’ judgment, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, of the president and treasurer (or officers acting in similar capacities) of the Fund, to the effect (i) that no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are, as of the Closing Date, pending before or, to his or her knowledge, threatened by the Commission, (ii) that the representations and warranties of the Fund contained in this Agreement are true and correct as of the Closing Date, and (iii) that the Fund has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date, of the president and treasurer (or officers acting in similar capacities) of the Manager, to the effect (i) that no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are, as of the Closing Date, pending before or, to his or her knowledge, threatened by the Commission, (ii) that the representations and warranties of the Manager contained in this Agreement are true and correct as of the Closing Date, and (iii) that the Manager has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c) Each of the Manager and the Fund shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Morgan, Lewis & Bockius LLP, counsel for the Fund (“MLB”), dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit A-1 hereto. The Underwriters shall have received on the Closing Date an opinion of [    ], Maryland counsel for the Fund [(“    “)], dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit A-2 hereto.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of [    ], counsel for the Manager [(“ “)], dated the Closing Date and addressed to the Underwriters, to the effect set forth in Exhibit A-3 hereto.

(f) The Underwriters shall have received on the Closing Date the favorable opinion and negative assurance letter of Weil, Gotshal & Manges LLP, counsel for the Underwriters (“Weil”), dated the Closing Date, and covering such matters as the Underwriters shall reasonably request.

(g) The Underwriters shall have received on the Closing Date a certificate from a duly authorized officer of each of the Custodian and the Transfer Agent, certifying that each of the Custodian Agreement and the Transfer Agency Agreement, as applicable, is in full force and effect and is a valid and binding agreement of the Custodian or the Transfer Agent, as applicable.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from E&Y, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) All filings, applications and proceedings taken by the Fund and the Manager in connection with the organization and registration of the Fund and the Shares under the Acts and the applicable Rules and Regulations shall be reasonably satisfactory in form and substance to you and counsel for the Underwriters.

(j) No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Fund’s standing as a registered investment company under the Investment Company Act or the standing of the Manager as a registered investment adviser under the Advisers Act.

(k) The Shares shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance thereof.

(l) On the Closing Date, the Manager shall deliver to each of the other parties to the Fee Agreements copies of the Fee Agreements, executed by the Manager.

(m) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) certificates, dated the Option Closing Date, of the president and treasurer (or officers acting in similar capacities) of each of the Fund and the Manager, confirming that the certificates delivered on the Closing Date pursuant to Section 6(b) hereof remain true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of MLB and an opinion of [    ], each dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions and negative assurance letter required by Section 6(d) hereof;

(iii) an opinion and negative assurance letter of [    ], dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof;

(iv) an opinion and negative assurance letter of Weil, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(v) a certificate, dated the Option Closing Date, from a duly authorized officer of each of the Custodian and the Transfer Agent, confirming that the certificate delivered on the Closing Date pursuant to Section 6(g) hereof remains true and correct as of such Option Closing Date;

(vi) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from E&Y substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vii) such other documents as Morgan Stanley & Co. LLC may reasonably request with respect to the good standing of the Fund and the Manager, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Fund and the Manager.

(a) In further consideration of the agreements of the Underwriters herein contained, the Fund and the Manager, jointly and severally, covenant and agree with each Underwriter as follows:

(i) To notify you immediately, and confirm such notice in writing, (i) of the institution of any proceedings pursuant to Section 8(e) of the Investment Company Act and (ii) of the happening of any event during the period mentioned in Section 7(a)(viii) below which in the judgment of the Fund makes any statement in the Notification, the Registration Statement, the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus untrue in any material respect or which requires the making of any change in or addition to the Notification, the Registration Statement, the Time of Sale Prospectus,

any Omitting Prospectus or the Prospectus in order to make the statements therein (in the case of the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus in the light of the circumstances under which they were made) not misleading in any material respect. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or an order pursuant to Section 8(e) of the Investment Company Act, the Fund will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

(ii) To furnish to you, without charge, three signed copies of each of the Notification and the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of each of the Notification and the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(a)(viii) below, as many copies of the Time of Sale Prospectus, Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(iii) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424 under the Securities Act any prospectus required to be filed pursuant to such Rule.

(iv) To furnish to you a copy of each proposed Omitting Prospectus to be prepared by or on behalf of, used by, or referred to by the Fund and not to use or refer to any proposed Omitting Prospectus to which you reasonably object.

(v) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order that the Time of Sale Prospectus not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the

Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances existing when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(vi) The Fund will use the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vii) The Fund and the Manager will not take any action designed to cause or result in the manipulation of the price of any security of the Fund to facilitate the sale of Shares in violation of the Acts or the Exchange Act and the applicable Rules and Regulations, or the securities or Blue Sky laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(viii) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Fund) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(ix) To use its best efforts to maintain the Fund’s qualification as a regulated investment company under Subchapter M of the Code.

(x) To endeavor to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions as you may reasonably request; provided that, in connection therewith, the Fund shall not be required to qualify as a foreign entity or to file a consent to the service of process under the laws of any such jurisdiction (except a limited consent to service of process with respect to the offering and sale of the Shares).

(xi) To make generally available to the Fund’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Fund occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations, including Rule 158, of the Commission thereunder.

(xii) The Fund will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and will use its reasonable best efforts to cause the Fund’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(xiii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the obligations of the Fund and the Manager, as applicable, under this Agreement, including: (i) the fees, disbursements and expenses of the Fund’s and the Manager’s counsel and the Fund’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Notification, the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, and any Omitting Prospectus prepared by or on behalf of, used by, or referred to by the Fund and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(a)(x) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA, in an amount not to exceed $30,000, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates, if any, representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Fund relating to any investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Fund, travel and lodging expenses of the representatives and officers of the Fund and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses reasonably incident to the performance of the obligations of the Fund hereunder for which provision is not otherwise made in this Section. The Fund and the Manager agree that the Manager will (a) reimburse all organizational expenses of the Fund and pay all of the foregoing offering costs incident to the performance of the obligations of the Fund under this Agreement and (b) pay the foregoing costs and expenses incident to the performance of the obligations of the Manager under this Agreement. In addition, the Manager agrees to pay an amount equal to $0.[    ] per Share sold under this Agreement to Morgan Stanley & Co. LLC, on behalf of the Underwriters, on the Closing Date (the “Underwriter Compensation”).

(xiv) The Fund will not declare or pay any dividend or other distribution on any of the Common Shares unless a holder of such Common Shares that was not a holder of record until the close of business on January [     ], 2021 would be entitled to receive the full amount thereof.

8. Indemnity and Contribution. (a) Each of the Fund and the Manager, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each agent of any Underwriter and each director, officer or affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Omitting Prospectus, any preliminary prospectus (including any statement of additional information incorporated by reference therein), the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Omitting Prospectus, any preliminary prospectus (including any statement of additional information incorporated by reference therein), the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Fund or the Manager in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through you consists of the information described as such in paragraph (b) below or (ii) resulting from, related to or arising in connection with the posting of any Omitting Prospectus, any preliminary prospectus (including any statement of additional information incorporated by reference therein), the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto on the website of the Fund, the Manager or any affiliate of the foregoing.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund and the Manager, their respective directors and officers of the Fund who sign the Registration Statement and each person, if any, who controls the Fund or the Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Fund and the Manager to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Fund or the Manager in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus (including any statement of additional information incorporated by reference therein), the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus or any amendments or supplements thereto. The parties acknowledge and agree that the only information relating to the Underwriters furnished to the Fund or the Manager in writing by the Underwriters for use in the Registration Statement, any preliminary prospectus (including any statement of additional information incorporated by reference therein), the Time of Sale Prospectus, any Omitting Prospectus or the Prospectus or any amendments or supplements thereto is as follows: [Insert relevant sentences from “Underwriter” section of Time of Sale Prospectus and Prospectus.]

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, all persons who are agents of any Underwriter or all persons who are directors, officers and affiliates of any Underwriters within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Manager, its directors, and each person, if any, who controls the Manager within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons, agents, directors, officers and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley & Co. LLC. In the case of any such separate firm for the Fund, and such directors, officers and control persons of the Fund, such firm shall be designated in writing by the Fund. In the case of any such separate firm for the Manager, and such directors and control persons of the Manager, such firm shall be designated in writing by the Manager. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Manager on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by Section 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 8(d)(i) above but also the relative fault of the Fund and the Manager on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Manager on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Fund and the total Underwriter Compensation received by the Underwriters bear to the aggregate Public Offering Price of the Shares. The relative fault of the Fund and the Manager on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Manager or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Manager agrees to pay any amounts that are payable by the Fund pursuant to this paragraph to the extent that the Fund fails to make all contributions required to be made by the Fund pursuant to this Section 8.

(e) The Fund, the Manager and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the Underwriter Compensation received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Fund and the Manager contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any agent of any Underwriter or any director, officer or affiliate of any Underwriter or by or on behalf of the Manager, its officers or directors or any person controlling the Manager or by or on behalf of the Fund, its officers or directors or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this Section 9, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of

Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Fund for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Fund or the Manager. In any such case either you or the Fund shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund or the Manager to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund or the Manager shall be unable to perform its obligations under this Agreement, the Fund and the Manager, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Fund, the Manager and the Underwriters with respect to the preparation of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Fund and the Manager acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Fund, the Manager or any other person, (ii) the Underwriters owe the Fund and the Manager only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Fund and the Manager. The Fund and the Manager waive to the full extent permitted by applicable law any claims any of them may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto, each of which shall be an original instrument and all of which taken together shall constitute one and the same Agreement. Delivery of a signed counterpart of this Agreement by e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or facsimile transmission shall constitute valid and sufficient delivery thereof.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Waiver of Jury Trial. Each of the Fund, the Manager and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of: Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; [Other Underwriters]; if to the Fund, shall be delivered, mailed or sent to Pioneer Municipal High Income Opportunities Fund, Inc., 60 State Street, Boston, MA 02109, Attention: [    ]; and if to the Manager, shall be delivered, mailed or sent to Amundi Asset Management US, Inc., 60 State Street, Boston, MA 02109, Attention: [    ].

17. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank]

Very truly yours,

PIONEER MUNICIPAL HIGH INCOME OPPORTUNITIES FUND, INC.

By:
Name:
Title:

AMUNDI ASSET MANAGEMENT US, INC.

By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC

[Others]

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:
By:

By:
Name:
Title:
By:

By:
Name:
Title:

By:

By:

Name:
Title:

By:

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC

Total:

I-1

SCHEDULE II

Omitting Prospectuses

[To be Updated]

1.	Retail Omitting Prospectus:

Investor Guide

2.	The following documents labeled “For Registered Representative Use Only”:

Financial Advisor Guide

3.	Conference Call Flyer

4.	Conference Call Flyer

EXHIBIT A-1

OPINION OF MORGAN, LEWIS & BOCKIUS LLP

EXHIBIT A-2

OPINION OF [    ]

EXHIBIT A-3

OPINION OF [    ]

B-2

B-3

APPENDIX A

[FORM OF]

OPTION EXERCISE NOTICE

[OPTION EXERCISE DATE]

Pioneer Municipal High Income Opportunities Fund, Inc. Amundi Asset Management US, Inc. 60 State Street Boston, MA 02109

Ladies and Gentlemen:

We refer to the Underwriting Agreement dated August [     ], 2021 (the “Underwriting Agreement”) among Pioneer Municipal High Income Opportunities Fund, Inc., Amundi Asset Management US, Inc. and Morgan Stanley & Co. LLC, [    ] and [    ], as representatives of the several Underwriters listed in Schedule I thereto; capitalized terms being used herein as therein defined. We hereby exercise an option to purchase [NUMBER OF SHARES AS TO WHICH OPTION IS BEING EXERCISED] Additional Shares, on the basis of the representations and warranties contained in the Underwriting Agreement, and subject to its terms and conditions. Such Additional Shares will be purchased on [OPTION CLOSING DATE] (which shall be an Option Closing Date) at the offices of Weil, Gotshal & Manges LLP, New York, New York, at 10:00 A.M. (New York City time). [This option exercise is without prejudice to the Underwriters’ right under the Underwriting Agreement to exercise one or more options covering some or all of the remaining Additional Shares.]

Very truly yours, Morgan Stanley & Co. LLC as representative of the several underwriters listed in Schedule I to the Underwriting Agreement

Morgan Stanley & Co. LLC

By:
Name:
Title:

6